Exhibit 99.1

FOR IMMEDIATE RELEASE

SumTotal Systems Announces Preliminary Fourth Quarter 2007 Results

and Provides Guidance for Fiscal Year 2008

A Record Revenue Quarter is Expected - Exceeds Fourth Quarter Guidance

MOUNTAIN VIEW, Calif. – January 15, 2008 — SumTotal® Systems, Inc. (Nasdaq: SUMT), a global provider of talent and learning management solutions, today announced preliminary financial results for the fourth quarter ended December 31, 2007. The Company plans to announce its full results on February 5, 2008.

Fourth Quarter Preliminary Results

For the fourth quarter, SumTotal expects revenue on a Generally Accepted Accounting Principles (GAAP) basis to be in the range of $33.0 to $33.4 million compared to its previous guidance of between $27.8 and $29.8 million. Net loss is expected to be in the range of $2.7 to $2.4 million or $0.08 to $0.07 per share on a basic and diluted basis compared to its previous guidance of between $3.2 and $2.2 million or between $0.10 and $0.07 per share.

SumTotal expects non-GAAP revenue to be in the range of $33.2 to $33.6 million compared to its previous guidance of between $28.0 and $30.0 million. Non-GAAP net income is expected to be in the range of $1.5 to $1.8 million or $0.05 to $0.06 per share on a fully diluted basis compared to its previous guidance of between $0.5 and $1.5 million or between $0.02 and $0.05 per share.

The fourth quarter results are expected to include approximately $1.4 million of revenue relating to an $8 million contract with a large retailer.

“I am pleased with our fourth quarter results,” commented SumTotal CEO Don Fowler. “Led by a very strong quarter in North American enterprise sales, we saw strength in all areas of our business. These preliminary results reflect a very strong performance and record revenue. We also expect to exceed our guidance on the bottom line despite the additional commissions and bonus expenses associated with the record results. In addition, the approximately $1.4 million of revenue expected from the large contract is comprised of the development portion which has a low margin.”

Full Year 2007 Preliminary Results

For the fiscal year 2007, SumTotal expects GAAP revenue to be between $121.6 and $122.0 million compared to its previous guidance of between $116.4 and $118.4 million. Net loss is expected to be in the range of $8.0 to $7.7 million or $0.26 to $0.25 per share on a basic and diluted basis compared to its previous guidance of between $8.5 and $7.5 million or $0.28 to $0.25 per share.

SumTotal expects non-GAAP revenue to be between $122.8 and $123.2 million compared to its previous guidance of between $117.6 and $119.6 million. Non-GAAP net income is expected to be in the range of $6.9 to $7.2 million or $0.22 to $0.23 per share on a fully diluted basis compared to its previous guidance of between $5.9 and $6.9 million or $0.19 to $0.22 per share.

2008 Guidance

For the fiscal year of 2008, SumTotal Systems estimates its GAAP revenue will be between $133.7 and $137.7 million. GAAP net income is estimated to be between $1.4 million, or $0.04 per share on a basic and diluted basis, and $2.4 million, or $0.07 per share on a basic and diluted basis.

On a non-GAAP basis, revenue is estimated to be between $134.0 million and $138.0 million. Non-GAAP net income is estimated to be between $12.9 million or $0.37 per share on a fully diluted basis, and $13.9 million, or $0.40 per share on a fully diluted basis.

FOR IMMEDIATE RELEASE

“Our forecast for 2008 confirms the underlying health of our business and the strength of our competitive position, and is consistent with prior expectations. I believe that the international, mid-market, and performance management programs that we put in place are the right ones and that they are starting to pay off,” continued CEO Don Fowler. “As our guidance reflects, we remain cautiously optimistic about 2008 and expect to achieve healthy annual revenue growth and an improved bottom line.”

Use of Non-GAAP Financial Measures

Non-GAAP preliminary results and estimates included in this press release exclude the impact of certain non-cash accounting adjustments and one-time charges primarily related to acquisition accounting. A reconciliation to the GAAP preliminary results and estimates is attached.

A conference call to discuss the fourth quarter results will be held on February 5, 2008, at 5:00 p.m. ET/ 2:00 p.m. PT. SumTotal plans to make a live audio webcast available to investors and the public at http://investor.sumtotalsystems.com. Along with the webcast, SumTotal plans to make available a telephone replay of the call on February 5, 2008, beginning at approximately 5:00 p.m. PT through the close of business on February 12, 2008. Interested parties can access the replay by dialing 800-642-1687 within the US or 706-645-9291 outside the US and entering the access code 30025951.

The time or manner of the webcast may change for technical and/or administrative reasons.

About SumTotal Systems

SumTotal Systems, Inc. (NASDAQ: SUMT) is a global provider of talent and learning management solutions. SumTotal deploys mission-critical solutions designed to align goals, develop skills, assess performance, plan for succession and set compensation. SumTotal’s solutions aim to accelerate performance and profits for more than 1,500 companies and governments of all sizes, including six of the world’s 10 biggest pharmaceutical makers, six of the 10 largest automotive companies in the world, four of the five branches of the U.S. Armed Forces, three of the world’s top five airlines, five of the six largest U.S. commercial banks, and two of the world’s top five specialty retailers. Mountain View, Calif.-based SumTotal has offices across Asia, Australia, Europe and North America. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal is a registered trademark of SumTotal Systems, Inc. and/or its affiliates in the United States and/or other countries. Other names may be trademarks of their respective owners.

Safe Harbor / Forward-Looking Statements

Information in this press release contains forward-looking statements and management’s preliminary estimates of the company’s financial performance for the quarter and year ended December 31, 2007, and financial guidance for fiscal year 2008. These statements represent the company’s current expectations and beliefs, and are subject to change as management completes the close of its financial books and as the company’s independent auditors complete their audit of the company’s financial statements for the year ended December 31, 2007. These statements are not historical facts or guarantees of financial results for the quarter or year ended December 31, 2007, or future performance for fiscal year 2008 and include statements regarding, among others, the company’s 2007 fiscal fourth quarter performance, including the timing of recognizing revenue, and financial guidance for fiscal year 2008; the company’s ability to grow its subscriptions and support business, including internationally and in the performance management markets; and, the company’s ability to execute on its goals and forecasts. They are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release are cautioned not to place undue reliance on any preliminary financial result or forward-looking statement. Additional factors that could cause actual results to differ include, but are not limited to (i) additional information regarding the audit and close of the financial books for

FOR IMMEDIATE RELEASE

the quarter and year ended December 31, 2007, including without limitation, the Company’s review of revenue transactions and expenditures; (ii) inability of the company’s executive team, including its new hire in field operations, to execute on its plans, causing the company to miss its financial forecasts or not grow the company’s business at or above the forecasts; (iii) underestimating the cost reductions necessary to maintain profitability, or making cuts that aversely impact the company’s ability to execute; (iv) inability to recruit or retain key personnel, including management, especially in light of the company’s reorganization; (v) ability to successfully manage and increase growth internationally and in the performance and learning management markets; (vi) increased competition, especially in the performance management market, causing the loss of deals, material reductions in prices or acceptance of terms the company otherwise would not accept; (vii) inaccurately estimating the speed, ability or cost of the company transitioning its product offerings to on-demand subscriptions and a recurring revenue model; (viii) customer dissatisfaction with the company’s products or services, causing the return of product or refusal to pay for product or services; (ix) the company’s ability to protect its intellectual property rights and claims that the company has infringed the intellectual property rights of others; (x) the lengthening of the company’s sales cycle and increased difficulties in negotiating sales contracts on terms favorable to us and the uncertain timing of such sales; (xi) the level of corporate spending and changes in general economic conditions that affect demand for computer software and services in general which may disproportionately affect the market for our products or services; (xii) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties associated with operating a global business; and (xiii) other events and other important factors disclosed previously and from time to time in the company’s filings with the Securities and Exchange Commission, including the company’s annual report for fiscal year 2006 on Form 10-K filed on March 16, 2007, its quarterly report on Form 10-Q filed on November 8, 2007, its Prospectus Supplement on Form 424B2 filed on May 21, 2007 and its Form 8-Ks. The forward-looking statements contained in this release are made as of the date of this release, and the company assumes no obligation to update the information in this release.

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Contacts:

Press:

SumTotal Systems, Inc.

Karen Ambrose Hickey

650-930-4827

kahickey@sumtotalsystems.com

Investors:

SumTotal Systems, Inc.

Gwyn Lauber

650-934-9594

glauber@sumtotalsystems.com

Use of non-GAAP Financial Measures

In managing its business financial performance and establishing internal financial plans and targets the Company uses non-GAAP financial measures. Management believes that certain non–GAAP financial measures provide greater transparency in managing its operations and business. The Company has presented these non-GAAP financial measures as supplemental information to allow investors to see how management views the operating performance of the Company and how it communicates the performance internally. The Company has historically reported similar non-GAAP financial measures to its investors and believes that the inclusion of comparative numbers provides consistency in its financial reporting. This non-GAAP information is subject to material limitations and is not intended to be used in isolation or instead of results prepared in accordance with GAAP but rather in addition to the GAAP results. Also, the non–GAAP information prepared by SumTotal is not necessarily comparable to non-GAAP information provided by other companies.

A reconciliation of the non-GAAP measures to GAAP is included in the financial tables contained in this press release. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.

The adjustments and the basis for excluding them are as follows:

Deferred Revenue Write-down

The Company excludes the impact of the write-down of acquired deferred revenue to fair value relating to its acquisitions of Docent, Inc., Pathlore Software Corporation and MindSolve Technologies, Inc. This has the effect of increasing licenses and subscriptions and support revenue to the amounts that would have been recorded in the absence of the purchase accounting adjustments required by GAAP. This is done to provide management with better visibility on the contractual revenue run rate, subscription and support renewal rates and the operating profitability of the business.

Stock-Based Compensation

SumTotal has incurred stock-based compensation as required by FAS 123R. The Company excludes these expenses from services and subscriptions and support cost of revenue, research and development expenses, sales and marketing expenses and general and administrative expenses because it believes that the information is not relevant in managing its operations. Excluding these expenses also provides for better comparability between periods and for results that better reflect the economic cash flows of the operations.

Amortization of Intangible Assets

The Company has incurred expenses for amortization of intangible assets in the cost of sales numbers reported in its GAAP financial results. These expenses relate to various acquisitions of companies and technology. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Restructuring Charges

The Company has incurred expenses for restructuring activities and accounted for them in accordance with FAS 146. These include but are not limited to employee severance and leasehold termination costs. Because of the one-time nature of these charges management excludes them in evaluating its operating performance.

Provision for Litigation Settlement

In the fourth quarter of 2005, the Company recorded a litigation settlement charge related to a patent infringement claim in its GAAP financial results. Management has excluded this charge when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

In-process Research and Development Charge

In the fourth quarter of 2006, the Company incurred a charge for in-process research and development in conjunction with its acquisition of MindSolve Technologies, Inc, which is reported in its GAAP financial results. Management excludes these expenses when evaluating its operating performance because it believes that it provides for better comparability between periods and provides results that are more reflective of the operating performance of the business.

Income taxes

These adjustments are not tax effected as management believes that given the Company’s historical operating losses and other tax considerations, they would not result in a tax charge to the income statement.

Non-GAAP to GAAP Reconciliation

All numbers except per share data are in $million.

Net income (loss) per share is expressed in $.

	Q4 07 Range		2007 Range		2008 Range
Total Revenue
Non GAAP revenue	33.2	33.6	122.8	123.2	134.0	138.0
Deferred revenue write off	(0.2)	(0.2)	(1.2)	(1.2)	(0.3)	(0.3)

GAAP Revenue	33.0	33.4	121.6	122.0	133.7	137.7

Net Income (Loss)
Non GAAP Net Income	1.5	1.8	6.9	7.2	12.9	13.9
Deferred revenue write off	(0.2)	(0.2)	(1.2)	(1.2)	(0.3)	(0.3)
Stock Based Compensation	(1.0)	(1.0)	(4.4)	(4.4)	(5.4)	(5.4)
Amortization of Intangibles	(2.0)	(2.0)	(8.4)	(8.4)	(5.8)	(5.8)
Restructuring	(1.0)	(1.0)	(1.0)	(1.0)	0.0	0.0

GAAP Net Loss	(2.7)	(2.4)	(8.0)	(7.7)	1.4	2.4

Net Income (Loss) per share (diluted)
Non GAAP Net income per share	0.05	0.06	0.22	0.23	0.37	0.40
Deferred revenue write off	(0.01)	(0.01)	(0.04)	(0.04)	(0.01)	(0.01)
Stock Based Compensation	(0.03)	(0.03)	(0.14)	(0.14)	(0.15)	(0.15)
Amortization of Intangibles	(0.06)	(0.06)	(0.27)	(0.27)	(0.17)	(0.17)
Restructuring	(0.03)	(0.03)	(0.03)	(0.03)	0.00	0.00

GAAP Net Loss per share	(0.08)	(0.07)	(0.26)	(0.25)	0.04	0.07